SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ྑ

Check the appropriate box:
ྑ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
ྑ Definitive Additional Materials
ྑ Soliciting Material Pursuant to §240.14a-12

NewMil Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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(1)	Title of each class of securities to which transaction applies:
________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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ྑ
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
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(4)	Date Filed:
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NewMil Bancorp, Inc.
19 Main Street, P.O. Box 600
New Milford, Connecticut 06776

March 24, 2006
To the Shareholders of
NewMil Bancorp, Inc.:

    You are cordially invited to attend the NewMil Bancorp, Inc. ("NewMil") Annual Meeting of Shareholders to be held on Wednesday, April 26, 2006, at 9:30 a.m., at the Candlewood Valley Country Club, New Milford, Connecticut.

    At the Annual Meeting, you will be asked: (i) to elect four directors to serve for three-year terms; (ii) to ratify the appointment of PricewaterhouseCoopers, LLP as independent registered public accountants of NewMil for the year ending December 31, 2006; and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

    The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR ratification of the appointment of PricewaterhouseCoopers, LLP. We encourage you to read the accompanying Proxy Statement, which provides information regarding NewMil and the matters to be voted on at the Annual Meeting. Also enclosed is our 2005 Annual Report to Shareholders.

    It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

/s/ Francis J. Wiatr
Francis J. Wiatr
Chairman, President and Chief Executive Officer

NEWMIL BANCORP, INC.

Notice of Annual Meeting of Shareholders

To the Shareholders of NewMil Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of NEWMIL BANCORP, INC. will be held at the Candlewood Valley Country Club, New Milford, Connecticut on Wednesday, April 26, 2006, at 9:30 a.m., for the purpose of considering and voting on the following matters:

1.
To elect four directors to serve until the Annual Meeting of Shareholders in 2009 who, with the eight directors whose terms of office do not expire at this meeting, will constitute the full board of directors.

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as independent registered public accountants for the year ending December 31, 2006.

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 6, 2006, are entitled to notice of and to vote at this meeting or any adjournment thereof.

By order of the Board of Directors,

/s/ Betty F. Pacocha
Betty F. Pacocha
Secretary

New Milford, Connecticut
March 24, 2006

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

NewMil Bancorp, Inc.
19 Main Street, P.O. Box 600
New Milford, Connecticut 06776
_______________

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2006
________________

ANNUAL MEETING

This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of NewMil Bancorp, Inc., a Delaware corporation ("NewMil"), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.50 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of NewMil to be held on Wednesday, April 26, 2006, at 9:30 a.m., local time, at the Candlewood Valley Country Club (the "Annual Meeting") and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of NewMil on or about March 24, 2006.

Purposes of the Annual Meeting

    The Annual Meeting has been called for the following purposes: (i) to elect four directors to serve for three-year terms (Proposal 1); (ii) to ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent registered public accountants of NewMil for the year ending December 31, 2006 (Proposal 2); and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board's nominees as directors and FOR the ratification of the appointment of NewMil's independent registered public accountants. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.

Who Can Vote at the Annual Meeting; Record Date

Each share of NewMil common stock entitles its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 6, 2006 as the record date for the determination of shareholders of NewMil entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 1,322 holders of record of the 4,075,378 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

How to Vote

    If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

● by signing, dating and mailing the proxy card in the enclosed postage-paid envelope; or
● by attending the Annual Meeting and voting in person.

The proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders FOR the two matters identified above, or as otherwise recommended by the Board of Directors.

Quorum and Vote Required

    The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and the ratification of the appointment of NewMil's independent registered public accountants. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to ratify the appointment of NewMil's independent registered public accountants. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

Revocability of Proxies

    The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Secretary, NewMil Bancorp, Inc., 19 Main Street, P.O. Box 600, New Milford, Connecticut, 06776, or (ii) by attending the Annual Meeting and voting in person.

Solicitation of Proxies

    The cost of soliciting proxies for the Annual Meeting will be borne by NewMil. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. NewMil also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection.

GOVERNANCE OF NEWMIL

    NewMil is a Delaware corporation and is the holding company of NewMil Bank (the "Bank"). The business and affairs of NewMil are managed by or under the direction of the Board of Directors of NewMil. Members of the Board of Directors inform themselves of NewMil's business through discussions with its chairman, president and chief executive officer and with other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

    The Nominating Committee of the Board of Directors assists the Board in its oversight of corporate governance policies and practices, board composition, and director nomination and related matters.

Independence of NewMil's Board of Directors and Members of Its Committees

    It is the policy of the Board of Directors of NewMil that a majority of its directors be independent of NewMil within the meaning of applicable laws and regulations. NewMil's Board of Directors has affirmatively determined that all of the directors nominated for election at the annual meeting and all directors of NewMil whose terms continue are independent, except for Ms. Pacocha and Mr. Wiatr because they are both executive officers of NewMil and the Bank. NewMil's Board of Directors has also affirmatively determined that the Audit, Salary and Benefits, and Nominating Committees, are comprised entirely of independent directors within the meaning of applicable laws and regulations.

    The Nominating Committee has established a Director Independence Determination Policy in order to make its determinations regarding independence of directors. The Committee has established guidelines to assist it in determining director independence as defined under the published listing standards of the NASDAQ Stock Market, Inc. ("NASDAQ"). The NASDAQ independence definition includes a series of objective tests. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings of the Board of Directors and Its Committees

    NewMil's Board of Directors meets on a monthly basis and may hold additional special meetings. During 2005, the Board held twelve regular meetings. In addition, there were meetings during 2005 of the various committees of the Board of Directors. None of our directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors held while he or she was a member of the Board during 2005 and the number of meetings held by all committees during the period which he or she served on such committee during 2005.

    Although NewMil has not formally adopted a policy regarding attendance by directors at the annual meeting of shareholders, all directors are encouraged to attend the annual meetings. At the April 27, 2005 Annual Meeting, all of the directors were in attendance. All of the NewMil directors are expected to attend the 2006 Annual Meeting of Shareholders.

Committees of the Board of Directors

    The Board of Directors of NewMil has four committees: the Audit Committee, the Investment Committee, the Nominating Committee, and the Salary and Benefits Committee. Excluding the Investment Committee, each of those committees is a joint committee of NewMil and the Bank. The Bank has two additional committees, the Community Reinvestment Act ("CRA") Committee and the Loan Committee. The Board of Directors may, by resolution, designate one or more additional committees.

    The Audit Committee consists of Directors Carlson, Dumas and McCarthy, with Carlson serving as Chair. The Audit Committee, which operates under a charter, monitors the integrity of financial statements of NewMil, the compliance of NewMil and the Bank with legal and regulatory requirements, and the independence and performance of NewMil's internal and external auditors. The Audit Committee reviews and reassesses the adequacy of the charter each year. Each of the members of the Audit Committee meets the independence requirements of the rules of NASDAQ and the SEC. Joseph Carlson II and Kevin Dumas have accounting or related financial management expertise and are considered by NewMil to be “financial experts” as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") rules and regulations. The Audit Committee met six times during the year ended December 31, 2005.

    The Salary and Benefits Committee consists of Directors Dumas, Gonthier, Powers and Williams, with Williams serving as Chair. The Salary and Benefits Committee oversees director and executive officer compensation and administers the 1986 Stock Option and Incentive Plan (the "Employee Plan") for officers and key employees of the Bank, which includes recommendations for the granting of stock options. The Salary and Benefits Committee met two times during the year ended December 31, 2005. This Committee either determines, or recommends to the independent directors of the Board, the compensation of the chief executive office and all other executive officers.

    The Nominating Committee consists of Directors Bullock, Carlson, Powers and Williams, with Powers serving as Chair. The Nominating Committee is responsible for establishing criteria for directors, making recommendations for the nomination of directors, overseeing self-assessment evaluations for the Board and its Committees and addressing other governance issues. The Nominating Committee met two times for the year ended December 31, 2005.

    The Investment Committee of the Bank and the Investment Committee of NewMil consists of Directors Carlson, Dumas, Gonthier, Jaber, McCarthy and Wiatr, with Gonthier serving as Chair. NewMil's Investment Committee approves investment policy and monitors the performance of NewMil's portfolio. NewMil did not have an investment portfolio during 2005. The Bank's Investment Committee approves investment, liquidity and interest rate risk policies and monitors the performance of the Bank's investment portfolio, liquidity and interest rate risk positions. The Investment Committee of NewMil met once during the year ended December 31, 2005. The Bank’s Investment Committee met twelve times during the year ended December 31, 2005.

    The Loan Committee consists of Directors Bullock, Carlson, Dumas, Jaber, McCarthy, Otto, Powers and Wiatr, with Wiatr serving as Chair. The Loan Committee approves the loan policies of the Bank, approves certain loans and reviews all reports on the loan portfolio. The Loan Committee met thirteen times during the year ended December 31, 2005.

    The CRA Committee consists of Directors Bullock, Otto, Pacocha, Rizzo and Wiatr, with Rizzo serving as Chair. The CRA Committee was formed as a means of assuring compliance with the requirements of the CRA. The CRA Committee met four times during the year ended December 31, 2005.

Director Compensation

NewMil's philosophy is to pay competitive retainer fees and to continue to provide long-range incentives to directors through stock option grants and to more closely align the fiscal interests of the directors with those of the shareholders, as is the case with executive management compensation. Non-employee directors ("Eligible Directors") received an annual retainer of $13,500. The Chair of Audit Committee also received a retainer of $8,500 for 2005. Directors received $850 for each Board meeting attended. Audit Committee members received $700 for each meeting attended. The members of all other committees received fees for each meeting attended ranging from $400 to $650, depending upon the committee. Officers of NewMil who are also directors receive no compensation as directors.

Director Deferred Compensation Agreements

Each of directors Carlson, Dumas, Jaber, and Rizzo is a party to an unfunded, unqualified Director Deferred Compensation Agreement under which these directors have elected to defer fees that would have otherwise been paid to each director into a deferred balance account. In 2005, these agreements were amended to cause potential payments payable to be in compliance with Section 409A of the Internal Revenue Code (the "Code"), which was added to the Code by the American Jobs Creation Act of 2004. Each deferred balance account is credited annually with interest, compounded monthly, at a rate based on each December’s 5-year U.S. Treasury constant maturity index. The applicable index-crediting rate for 2005 was 3.60%. Upon the later of age 65 or termination of director service with NewMil, directors are eligible to receive their deferral account balance either in a lump sum or in 120 equal monthly installments. Should NewMil experience a change in control, each director will be entitled to receive their deferral account balance in a lump sum.

Director Split-Dollar Life Insurance Agreements

Effective January 1, 2002, the Bank purchased insurance on the lives of its 10 non-employee directors and entered into split-dollar insurance agreements with them. The Bank fully paid the premiums for the 10 policies with one lump sum premium payment of $2.47 million. The premium paid is recorded as a Bank asset and the increase in the cash surrender values of the policies is recorded as Bank income. Under the split-dollar insurance agreements, policy interests are divided between the Bank and each director. The death benefit of each director is fixed at $250,000, payable directly by the insurance company to the director’s named beneficiary. As a consequence, the Bank has no benefit obligation to the director. A director who is removed for cause or whose re-nomination is withheld for cause forfeits all benefits under the split-dollar insurance arrangement.

The Bank will receive the remainder of the death benefits after payment of the fixed $250,000 benefit to the director’s beneficiary. The Bank expects to recover from its portion of the policies’ death benefits the entire premium. The Bank also owns the cash surrender value, including accumulated policy earnings. As it does in the case of any whole life insurance policy, the cash surrender value increases over time. Because it is the intention of the Bank to hold the bank-owned life insurance until the death of the insureds, increases in cash surrender value should be tax-free income under current tax law. This contrasts with a taxable gain that the Bank would recognize for assets in traditional taxable investments such as U.S. Treasury or agency securities. The Bank expects that collection of death benefits on the policies, which is likewise tax free under current federal and state income taxation, will further enhance the Bank’s return.

Selection of Nominees for the Board of Directors

    The Nominating Committee is responsible for the identification and recruitment of director candidates. The Nominating Committee recommends to the independent members of NewMil's Board of Directors candidates for director either to be elected at annual meetings of shareholders or to be appointed by Board of Directors from time to time for the purpose of filling any vacancy on the Board of Directors. NewMil's practice is to recruit directors best able to provide the oversight necessary to insure that NewMil meets all of its fiduciary obligations to shareholders. When recruiting a director it is generally thought that, subject to shareholder approval, the director will become a long-term fiduciary of NewMil. In this manner the director can serve on a variety of committees over time and bring objective oversight or specific knowledge to the oversight function. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s experience, integrity, background and skills, potential to enhance the Bank’s image in the business community and business development opportunities, as well as any other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board. NewMil has not paid any fee to any third party for the identification or evaluation of any candidates. NewMil is not aware of any recommendations submitted by a shareholder for nomination to the Board. The process for a shareholder to make director nominations is described below in "Shareholder Nominations for the Board."

Shareholder Nominations for the Board

    NewMil's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of NewMil. To be timely, a shareholder's notice must be delivered to or mailed and received at NewMil's principal executive offices not fewer than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if fewer than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of NewMil which are beneficially owned by such person, (iv) the total number of shares of capital stock of NewMil that will be voted for each proposed nominee, and (v) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on NewMil's books, and (ii) the class and number of shares of capital stock of NewMil which are beneficially owned by such shareholder.
Shareholder Communications with the Board

    NewMil has made an effort to ensure that the Board of Directors or individual directors, if applicable, consider the views of NewMil's shareholders. NewMil believes that its responsiveness to shareholder communications to the Board of Directors has been appropriate and timely. Shareholders may communicate with the Board of Directors by sending an email to NewMil’s Chairman, Francis J. Wiatr (fwiatr@newmilbank.com) or by written correspondence to the Board of Directors or an individual director with a copy to Mr. Wiatr.

Code of Conduct and Ethics

    All employees and directors, officers and employees are required to comply with NewMil Bancorp’s Code of Ethics Policy. The Code was adopted as a means of promoting ethical conduct among all of the Bank's and NewMil's directors, officers and employees. The Code is also designed to promote honesty in terms of communications within the Bank and NewMil and from the Bank and NewMil to its customers, markets and shareholders. The Bank and NewMil have and will continue to place great emphasis on the importance of ethical conduct from it directors, officers and employees. You may obtain a printed copy of the Code, without charge, by written correspondence to Secretary, NewMil Bancorp, Inc., 19 Main Street, P.O. Box 600, New Milford, Connecticut 06776.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Audit Committee appointed PricewaterhouseCoopers, LLP as the independent registered public accountants firm to audit NewMil’s financial statements for the year ending December 31, 2006. In making its selection, the Audit Committee considered whether PricewaterhouseCoopers, LLP’s provision of services other than audit services is compatible with maintaining the independence of NewMil’s outside accountants. In addition, the Audit Committee reviewed the fees described below for audit-related services and tax services and concluded that such fees are compatible with the independence of PricewaterhouseCoopers, LLP.

Auditor Fee Information

    The following table presents fees for professional audit services rendered by PricewaterhouseCoopers, LLP for the audit of NewMil's annual financial statements for the years ended December 31, 2005 and 2004 and fees billed for other services rendered by PricewaterhouseCoopers, LLP during those periods.

	Year Ended December 31,
	2005	2004

Audit Fees	$185,000	$202,590
Audit-Related Fees	15,000	14,789
Tax Services	32,000	33,350
Total	$232,000	$250,729

Audit Fees consist of fees billed for professional services rendered for the audit of NewMil's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to NewMil's employee benefit plan audit, procedures related to reports required by the Federal Deposit Insurance Corporation Improvement Act of 1991 and Sarbanes-Oxley Section 404 consultations.

Tax Fees consist of fees billed for professional services rendered for the preparation of NewMil's federal and state tax returns and reviews of quarterly estimated federal and state tax payments.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountant

Consistent with SEC requirements regarding auditor independence, the Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

All engagements of the independent registered public accountants to perform any audit services and non-audit services during 2005 were pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC's rules.

REPORT OF THE AUDIT COMMITTEE

In accordance with rules adopted by the SEC, the Audit Committee of the Board of Directors of NewMil makes this report for the year ended December 31, 2005.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of NewMil's accounting functions and internal controls. Its responsibilities include appointing, compensating and monitoring NewMil's independent registered public accountants. During 2005, the Audit Committee was composed of three directors, each of whom is independent under the rules and regulations of the Exchange Act and NASDAQ. All Audit Committee members are considered to be financially literate by the Board of Directors of NewMil. Joseph Carlson II and Kevin Dumas have accounting or related financial management expertise and are considered to be "financial experts" as defined in the SEC's rules and regulations. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for NewMil's internal controls and financial reporting process. The independent registered public accountants, PricewaterhouseCoopers, LLP, are responsible for performing an independent audit of NewMil's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and PricewaterhouseCoopers, LLP to review and discuss the December 31, 2005 consolidated financial statements and to discuss the status of the internal control reviews performed pursuant to section 404 of the Sarbanes Oxley Act. The Committee also discussed with PricewaterhouseCoopers, LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received written disclosures from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers, LLP the firm's independence.

Based upon the Audit Committee's discussions with management and the independent registered public accountants, and the Committee's review of the presentations of management and the independent registered public accountants, the Audit Committee recommended that the NewMil Board of Directors include the audited consolidated financial statements in NewMil's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

The Audit Committee:
Joseph Carlson II
Robert J. McCarthy
Kevin L. Dumas

ELECTION OF DIRECTORS
(Proposal 1)

At the Annual Meeting, four directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

Nominees and Directors

The Board of Directors of NewMil consists of 12 members, each of whom belongs to one of three classes. Directors serve three-year staggered terms so that only approximately one-third of the Directors are elected at each annual meeting of shareholders.

The following tables set forth the names of the Board of Directors' nominees for election as directors and the current directors of NewMil. Also set forth is certain other information with respect to each such person's age at December 31, 2005, positions currently held with NewMil and its wholly owned subsidiary, NewMil Bank, periods during which such person has served as a director of NewMil and when their current term expires. The tables set forth information as of March 1, 2006 with respect to the amount of NewMil Common Stock beneficially owned by each director of NewMil, each nominee for election as a director, each of the named executive officers and by all directors and execution officers of NewMil as a group. The address of each person is NewMil Bancorp, Inc., 19 Main Street, P.O. Box 600, New Milford, Connecticut 06776.

DIRECTOR NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2009
	Positions Held With NewMil				Shares of
	and the Bank;		Has Served	Term Will	Common Stock	Percent of
	Principal Occupation		as a	Expire At	Beneficially	Common Stock
	During the Past Five Years		Director	the Annual	Owned as of	Beneficially
Name	and Directorships	Age	Since	Meeting in*	March 1, 2006	Owned
Herbert E. Bullock	Director; Employee, Echo	71	1987 (1)	2009	15,400 (2)	0.36%
	Bay Marina,
	New Milford, CT
Kevin L. Dumas	Director; Owner of Dumas	49	2000	2009	29,208 (3)	0.68%
	& Company, Certified Public
	Accountants; Former Director
	of NMBT Corporation
John J. Otto	Director; President of	70	2000 (4)	2009	31,377 (5)	0.73%
	The Otto Company; Former
	Director of Nutmeg Federal
	Savings and Loan Association
Francis J. Wiatr	Director; Chairman, President,	55	1994 (6)	2009	155,192 (7)	3.62%
	and CEO of NewMil
	and Bank

* Assumes election at Annual Meeting.

(1)	Mr. Bullock has been a director of NewMil since its formation in 1987. Mr. Bullock has been a director of the Bank since 1972.
(2)	Includes 400 shares held jointly by Mr. Bullock with his spouse and options to purchase 15,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(3)
Includes 18,708 shares held directly by Mr. Dumas, 500 shares held jointly with his brother, 2,000 shares held as custodian for his children and options to purchase 8,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(4)	Mr. Otto was elected a director of NewMil and the Bank contemporaneously with NewMil's acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(5)	Includes 26,377 shares held directly by Mr. Otto and 4,000 held jointly by Mr. Otto and his spouse
(6)
Mr. Wiatr was appointed President of NewMil and President and Chief Executive Officer ("CEO") of the Bank on March 21, 1994. He was appointed Chairman and CEO of NewMil and Chairman of the Bank on August 5, 1997.

(7)	Includes 152,692 shares held directly by Mr. Wiatr and options to purchase 2,500 shares of Common Stock exercisable within 60 days of the most recent practicable date.

DIRECTORS CONTINUING IN OFFICE

	Positions Held With NewMil				Shares of
	and the Bank;		Has Served	Term Will	Common Stock	Percent of
	Principal Occupation		as a	Expire At	Beneficially	Common Stock
	During the Past Five Years		Director	the Annual	Owned as of	Beneficially
Name	and Directorships	Age	Since	Meeting in	March 1, 2006*	Owned
Joseph Carlson II	Director; Retired;	66	1997	2008	24,000 (1)	0.56%
	St Mary’s Health Systems
	Director and Financial
	Consultant
Laurie G. Gonthier	Director; Vice President-	56	1990	2007	33,570 (2)	0.78%
	Investments for UBS
	Financial Services,
	Middlebury, CT
Paul N. Jaber	Director; Attorney;	63	2000 (3)	2007	77,816 (4)	1.82%
	Former Chairman of
	Nutmeg Federal Savings
	& Loan Association
Robert J. McCarthy	Director; Former Chairman,	62	1999	2007	74,082 (5)	1.73%
	President and Chief Operating
	Officer of Norco Inc.,
	Georgetown, CT
Betty F. Pacocha	Director; Secretary of	72	1997 (6)	2008	29,026 (7)	0.68%
	NewMil and
	Executive Vice President
	and Secretary of the Bank
Suzanne L. Powers	Director; Attorney;	67	1988	2007	29,001 (8)	0.68%
	Former Judge of Probate
Anthony M. Rizzo	Director; CEO of A.M. Rizzo	65	2000 (9)	2008	118,241 (10)	2.76%
	Electrical Contractors,
	Former Director of Nutmeg
	Federal Savings and Loan
	Association
Mary C. Williams	Director; Former Vice	66	1990	2008	77,000 (11)	1.80%
	President of J & J Log and
	Lumber Corp.
All Directors and Executive Officers as a Group (23 Persons)					927,691 (12)	21.66% (13)

(1)	Includes 23,000 shares held directly by Mr. Carlson and options to purchase 1,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(2)
Includes 6,500 shares held directly by Mr. Gonthier, 13,570 shares held jointly with his spouse, 500 shares held as custodian for his son and options to purchase 13,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(3)	Mr. Jaber was elected a director of NewMil and the Bank contemporaneously with NewMil's acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(4)
Includes 7,828 shares held by the Profit Sharing Plan of the law firm of Cutsumpas, Collins, Hannafin, Jaber and Tuozzolo, 64,988 held directly by Mr. Jaber and options to purchase 5,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(5)
Includes 18,682 shares held jointly by Mr. McCarthy with his spouse, 42,400 shares held by family members where Mr. McCarthy has Power of Attorney or is trustee for those shares, options to purchase 10,000 shares of Common Stock exercisable within 60 days of the most recent practicable date, and 3,000 shares held by a non-profit agency of which Mr. McCarthy is treasurer.

(6)	Ms. Pacocha has been an employee of the Bank since 1961 and she has served as Secretary of NewMil since 1992.

(7)	Includes 18,276 shares held directly by Ms. Pacocha and options to purchase 10,750 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(8)
Includes 7,001 shares held directly by Ms. Powers, 14,000 shares held jointly by Ms. Powers with her spouse, 5,000 shares held by Ms. Powers' spouse and options to purchase 3,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(9)	Mr. Rizzo was elected a director of NewMil and the Bank contemporaneously with the NewMil's acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(10)	Includes 113,241 shares held jointly with Mr. Rizzo and his spouse and options to purchase 5,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(11)	Includes 64,000 shares held directly by Ms. Williams and options to purchase 13,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(12)	Includes 206,300 shares issuable upon the exercise of options exercisable by such persons within 60 days of the most recent practicable date.
(13)
For the purpose of calculating the percentage of Common Stock beneficially owned by the directors and executive officers as a group, the total number of shares outstanding includes 206,300 shares issuable upon the exercise of options that may be exercised by such persons within 60 days of the most recent practicable date (the "Option Shares").

* In accordance with Rule 13d-3 under the Exchange Act, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 1, 2006. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

    The Board of Directors has determined that, except as noted below, all of the members of the Board are "independent directors" for purposes of Rule 4350 of NASDAQ. The Board of Directors based these determinations primarily on a review by the Nominating Committee of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships. Ms. Pacocha and Mr. Wiatr are not considered independent because they are both executive officers of NewMil and the Bank.

Indemnification and Limitation of Liability

NewMil's and the Bank's Certificates of Incorporation and Bylaws contain provisions that limit the liability of and indemnify its directors, officers, employees and agents. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at NewMil's request as a director, officer, employee or agent of another corporation or business entity shall be indemnified and held harmless by NewMil to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by NewMil the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of NewMil shall not be personally liable to NewMil or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

PRINCIPAL SHAREHOLDERS

There are no persons known to NewMil (including any "group" as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934) to be the beneficial owners of more than five percent of the Common Stock as of the most recent practicable date, which is March 1, 2006. NewMil has relied on information supplied in public filings filed with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires NewMil's directors, certain officers and persons who own more than 10% of its Common Stock to file with the SEC initial reports of ownership of NewMil's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to NewMil, NewMil believes that during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to NewMil's directors and officers were complied with on a timely basis.

EXECUTIVE OFFICER COMPENSATION

The following Summary Compensation Table sets forth cash compensation and certain other compensation paid or accrued by NewMil or the Bank for services in all capacities rendered during the years ended December 31, 2005, 2004 and 2003, to NewMil's CEO and the four most highly compensated executive officers of NewMil and the Bank, other than the CEO, whose annualized cash compensation for the year ended December 31, 2005, determined in accordance with Item 402 of SEC Regulation S-K, exceeded $100,000 (together, the "Named Executives").

Summary Compensation Table

					Long Term
		Annual Compensation Awards			Compensation
(a)	(b)	(c)	(d)	(e)	(g)	(i)
Name and				Other Annual		All Other
Principal	Year			Compensation	Options/	Compensation
Position	ended	Salary ($)(1)	Bonus ($)(1)	($)(2)	SARs(#)	($)(3)
Francis J. Wiatr	12/31/2005	$400,000	$115,000	-	$16,749
Chairman, President and	12/31/2004	400,000	100,000	-	2,500	15,617
CEO of NewMil	12/31/2003	325,000	175,000	-	-	14,602
and the Bank

B. Ian McMahon	12/31/2005	198,500	50,000	-	-	8,188
Executive Vice President	12/31/2004	195,000	50,000	-	5,000	7,722
& CFO of the Bank	12/31/2003	130,000	130,000	-	12,500	5,374

William Starbuck	12/31/2005	131,300	32,500		2,500	5,505
Executive Vice President	12/31/2004	127,500	52,000	-	6,000	6,501
of the Bank	12/31/2003	125,000	45,000	-	-	6,346

Terrence J. Shannon	12/31/2005	125,500	20,000		-	6,289
Senior Vice President	12/31/2004	122,000	45,000	-	5,000	6,016
of the Bank	12/31/2003	115,000	45,000	-	-	5,899

John A. Baker	12/31/2005	115,500	25,000		2,000	3,758
Executive Vice President	12/31/2004	109,400	30,000	-	5,000	3,306
Of the Bank	12/31/2003	105,000	30,000	-	-	3,126

(1)	Salary and bonus figures include amounts deferred under the Bank's 401K Profit-Sharing Plan.
(2)
Perquisites and other personal benefits paid to the Named Executives did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonuses reported for the Named Executive for the year ended December 31, 2005.

(3)
The amounts reported for All Other Compensation for year ended December 31, 2004 include the following: (i) Imputed value for federal income tax purposes of insurance policies paid by NewMil or the Bank in the year ended December 31, 2005, on behalf of each of the named executives: Mr. Wiatr, $2,339; Mr. McMahon, $249; Mr. Starbuck, $406; Mr. Shannon, $1,270; and Mr. Baker, $292 and (ii) Contribution match paid by the Bank under the Bank's 401K Plan in the year ended December 31, 2005, on behalf of the named executives: Mr. Wiatr, $14,410; Mr. McMahon, $7,939; Mr. Starbuck, $5,099; Mr. Shannon, $5,019; and Mr. Baker, $3,466. The Named Executives' benefits and the Bank's costs for the insurance purchased on the Named Executives' lives under the split dollar agreements associated with the Named Executives' Salary Continuation Agreements are not reflected in this Summary Compensation Table. See "Salary Continuation and Split Dollar Agreement."

The following table provides detailed information concerning stock options exercised by the Named Executives during the year ended December 31, 2005. This table also provides information concerning the number and value of specified exercisable ("vested") and unexercisable ("unvested") stock options at December 31, 2005. Finally, this table reports the value of unexercised "in-the-money" stock options at December 31, 2005, which represents the positive spread between the exercise price of any such existing stock options and the fair market value of NewMil's Common Stock on December 31, 2005 (represented by the average of the bid and asked price, $30.27).

Aggregated Option/SAR Exercises During Year Ended December 31, 2005
Option/SAR Value Table

(a)	(b)	(c)	(d)	(e)
			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
	Shares Acquired	Value(1)	at December 31, 2005	at December 31, 2005
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)
Francis J. Wiatr	38,730	$796,459	2,500 / 0	$ 897	/$-
B. Ian McMahon	13,500	243,813	5,000 / 0	1,795	/ -
William D. Starbuck	600	11,261	26,000 / 0	72,979	/ -
Terrence J. Shannon	-	-	15,000 / 0	187,620	/ -
John A. Baker	-	-	12,000 / 0	6,395	/ -

(1)	Based on the closing price of NewMil's common stock as reported on The Nasdaq Stock Market on the exercise date(s).
(2)	Based on the average of the bid and asked price of NewMil's common stock as reported on The Nasdaq Stock Market on December 31, 2005.

Options / Grants

The following tables provide information on options granted in the last fiscal year and securities authorized for issuance under NewMil's equity compensation plans.

Options / Grants in last fiscal year

	Number of	Percent of Total			Potential Value at Assessed Annual
	Securities	Options Granted			Rates of Stock Price Appreciation for
	Underlying	to Employees in	Exercise or Base	Expiration	Option Term
Name	Options	Fiscal Year	Price	Date	5%	10%
Francis J. Wiatr	-	- %	$ -	-	$ -	$ -
William Starbuck	2,500	11.4	30.27	12/30/2015	47,592	120,606
John A. Baker	2,000	9.1	30.27	12/30/2015	38,073	96,485
B. Ian McMahon	-	-	-	-	-	-
Terrence J. Shannon	-	-	-	-	-	-

Equity Compensation Plan Information as of December 31, 2005

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
NewMil's 1986 Stock Option and Incentive Plan and NewMil's 1992 Stock Option Plan to Outside Directors Approved by Shareholders	(a) 287,382	(b) $21.90	(c) 145,116

The 1986 Stock Option and Incentive Plan ("Employee Plan") authorizes the granting of both incentive and non-incentive options and stock appreciation rights (SARs) to officers and other key employees by the Salary and Benefits Committee of the Board. The Employee Plan provides for the granting of options to purchase shares of Common Stock for terms of up to 10 years at an exercise price not less than 85% of the fair market value of NewMil's stock on the date of the grant. During the last three years no SARs were granted to any employee under the Employee Plan.

The 1992 Stock Option Plan for Outside Directors ("Director Plan") authorizes the granting of up to 1,000 options per year, per non-employee director, based upon the performance of NewMil and the Bank during the previous fiscal year by the Salary and Benefits Committee of the Board. Options to purchase shares of Common Stock shall be for terms of up to 10 years at an exercise price of not less than the fair market value (average of the bid and ask price) of NewMil's stock on the date of the grant.

Employment Agreements

NewMil entered into an employment agreement as of January 1, 2002, as amended on two separate occasions in 2005 with Mr. Wiatr. Mr. Wiatr's employment agreement was amended for a second time in December 2005 to cause potential severance payments payable in connection with termination of employment to be in compliance with Section 409A of the Code. Mr. Wiatr’s employment agreement provides for:

●	a base salary of $325,000 during its term, or such greater amount as may be agreed upon from time to time; and
●
participation throughout the term of the employment agreement in any and all officer or executive compensation, bonus, incentive, and benefit plans, including without limitation plans providing pension, medical, dental, disability, and group life benefits, and 401(k) retirement plans. As amended in 2005, Mr. Wiatr’s employment agreement provides that he is entitled to continued health care coverage until 2015, regardless of whether his employment terminates before 2015 (unless termination of employment is a termination for cause).

Mr. Wiatr also agrees to serve as a director of NewMil and the Bank for as long as he continues as an officer of NewMil and the Bank.

With an original term of three years from January 1, 2002, Mr. Wiatr's employment agreement renews automatically for successive one-year periods at each anniversary date, unless the Board of NewMil gives Mr. Wiatr written notice before automatic renewal that the term of the employment agreement will not be extended. As a result of automatic renewals, the employment agreement has a new three-year term at each anniversary, with a terminus currently of December 31, 2008. The employment agreement contains a legal fee reimbursement provision for litigation or other legal action associated with the interpretation, enforcement, or defense of Mr. Wiatr’s rights under the agreement up to a maximum of $500,000.

If Mr. Wiatr’s employment is terminated without cause, or if Mr. Wiatr terminates employment for good reason, Mr. Wiatr’s base salary and other benefits will continue for a period of 36 months from the date of termination (other than continued participation in 401(k) retirement plan(s) or any stock plans). Subject to any applicable timing restrictions set forth in Section 409A of the Code, Mr. Wiatr would be entitled to a cash-out payment equal to the value of unvested stock options or stock awards and unvested contributions to his 401(k) plan account as of the effective date of termination, each payable in a single lump sum within 90 days after his termination of employment. NewMil must also provide Mr. Wiatr with outplacement assistance in the amount of $25,000. Mr. Wiatr may terminate his employment with 30 days’ advance written notice to NewMil, whether with or without good reason. For purposes of the employment agreement, termination for good reason means a material reduction in his salary or benefits; involuntary reduction or discontinuance of his participation in any officer or employee benefit plans; transfer to a location more than 15 miles from NewMil’s principal executive offices; a change in his status or responsibilities without his consent; a material breach of the employment agreement by NewMil that is not corrected within a reasonable time; failure to obtain assumption of NewMil’s obligations under the employment agreement by any successor; or termination of his employment effected in a manner that does not satisfy the terms of the employment agreement.

Mr. Wiatr’s employment agreement provides that if NewMil experiences a change in control, Mr. Wiatr will be entitled to receive a lump sum cash payment equal to three times his annual compensation, which includes his base salary at the time of the change in control, and any bonuses or incentive compensation earned for the calendar year immediately preceding the year in which the change in control occurs. The change-in-control payment will be paid to Mr. Wiatr no later than five days after the change in control occurs or is deemed to have occurred. In addition, Mr. Wiatr becomes fully vested in any qualified and non-qualified plans, programs, or arrangements which he participated in which do not address the effect of a change in control. NewMil will also contribute or cause to be contributed to Mr. Wiatr’s 401(k) plan account the matching and profit-sharing contributions that would have been paid had his employment not terminated prior to the end of the plan year, and cause to be continued life, health, and disability coverage substantially identical to the coverage maintained by NewMil for Mr. Wiatr before his termination. Lastly, all right, title, and interest in and to the automobile provided for Mr. Wiatr’s use by NewMil or the Bank at the time of the change in control would be vested in Mr. Wiatr after an announced change in control. A change in control under the employment agreement means if any of the following events occur:

     1)   A change in ownership of NewMil. A change in ownership of NewMil occurs on the date any one person or group (as such term is used under Code Section 409A) has more than 50% ownership of the total fair market value or total voting power of NewMil's stock;

    2)   A change in effective control of NewMil. A change in effective control of NewMil occurs when (a) any one person, or more than one person acting as a group, acquires 35% or more of the total voting power of NewMil's stock within a 12-month period or (b) a majority of NewMil's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of NewMil's Board of Directors; or

    3)   A change in ownership in a substantial portion of assets. A change in ownership in a substantial portion of asset occurs on the date any one person, or more than one person acting as a group, acquires assets from NewMil having a "total gross fair market value" (or the value of the assets being disposed of, without taking into account any liabilities associated with the assets) equal to or exceeding 40% of the total gross fair market value of all of the assets of NewMil immediately before such acquisition or acquisitions.

     Change in control payments are not limited to amounts that would be fully deductible for federal income tax purposes pursuant to Section 280G of the Code and NewMil will be additionally obligated to reimburse Mr. Wiatr for any excise tax he incurs on such payments pursuant to Section 280G and related Code provisions. Under the terms of the employment agreement, Mr. Wiatr is not entitled to duplicate compensation and benefit payments if his employment is terminated without cause or if he terminates employment with good reason within 24 months after a change in control.

In 2005, NewMil entered into change in control agreements with Messrs. Baker, McMahon, Shannon and Starbuck and seven other Bank executive officers which superceded and replaced such executive officer's existing change in control agreement and entered into a change in control agreement with an eighth executive officer. The agreements for Messrs. Baker and Starbuck and five other Bank executive officers provide that the executive will be entitled to a lump sum cash payment equal to a multiple times the executive’s annual compensation if the executive is involuntarily terminated without cause within two years after a change in control or if the executive voluntarily terminates employment for good reason within two years after a change in control. These change in control agreements use a different definition of "change in control" as used in Mr. Wiatr's employment agreement. These agreements define "change in control" as follows:

    1)    NewMil shall have merged into or consolidated with another corporation, or merged another corporation into NewMil, on a basis whereby 50% or less of the total voting power of the surviving corporation is held by persons who were shareholders of NewMil before the merger or consolidation;

    2)     a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing persons or persons acting in concert has or have become the beneficial owner of 25% or more of a class of NewMil voting securities;

    3)    during any period of two consecutive years, individuals who at the beginning of the two-year period constitute the board of NewMil cease for any reason to constitute at least a majority of the board, unless the election of each director who was not a director at the beginning of the two-year period is approved in advance by at least two thirds of the directors then in office who were directors at the beginning of the two-year period; or

    4)    NewMil shall have sold substantially all of its assets to a third party.

 The change in control agreements for Mr. McMahon and four other Bank executive officers use the same definitions of "change in control" and "good reason" used in Mr. Wiatr's employment agreement and provide that the executive will be entitled to a lump sum cash payment within five days after the change in control. For the purpose of all of the change in control agreements, annual compensation means the executive's annual base salary on the date of the change in control or date of termination, whichever amount is greater, plus any bonuses or incentive compensation earned for the calendar year immediately before the year in which the change in control occurred, or immediately before the year in which the executive's termination of employment occurred, whichever amount is greater, regardless of when the bonus or incentive compensation was paid. Mr. McMahon, Mr. Shannon Mr. Starbuck and Mr. Baker will be entitled to multiples of 2.99, 1.5, 1.0 and 1.0, respectively, times their annual compensation.

Executive Group Term Carve-Out Split Dollar Life Insurance Agreements

NewMil believes that adequate life insurance for key executives is an essential component of the compensation necessary to retain and reward excellent executive officer service. Bank executives have life insurance benefits under the group term life insurance program available to employees generally. Under current federal income tax law, a corporation may provide its employees with a group term life insurance death benefit of up to $50,000 on a tax-free basis. But the cost of providing a death benefit exceeding $50,000 is taxed currently to the employee as ordinary income. The executive group term carve-out split dollar life insurance plan supplements the executives’ rights under the basic group term life insurance program available to employees generally, replacing the taxable portion of the group term life insurance plan with permanent life insurance.

Effective January 1, 2002, the Bank purchased insurance policies on the lives of seven executive officers, making a single premium payment of $2.54 million. The officers covered by the group term carve-out split dollar insurance include the five executive officers named in the Summary Compensation Table above. The Bank and the executives share rights to death benefits payable under the policies. An executive’s beneficiaries will receive an aggregate amount equal to —

(a)    for death before retirement: If the executive dies while actively employed by the Bank, his or her beneficiaries will receive either $1,000,000 or an amount equal to twice the officer’s current annual salary at the time of death, whichever amount is less, in either case less the executive’s $50,000 group term life insurance benefit under the Bank’s basic group term life insurance plan, and

(b)    for death after normal retirement at age 65, for death after reaching age 55 with 10 years of service, for death after termination due to disability, or for death after termination of service within three years after a change in control: If the executive is no longer employed by the Bank at the time of death, his or her beneficiaries will receive either $1,000,000 or an amount equal to the executive’s salary at the time his or her employment terminated, whichever amount is less. However, the death benefit will be payable to the executive’s beneficiaries if and only if the executive’s termination satisfied one of three conditions: (1) the executive’s employment is terminated within three years after a change in control, or (2) the executive terminated employment after having reached age 55 with at least 10 years of service to the Bank, or after having reached age 65 regardless of years of service, or (3) the executive’s employment terminated because of disability.

     No death benefits are payable, however, if the executive’s employment terminated for cause. The term “change in control” has the same meaning in the group term carve-out plan as it has for purposes of the CEO’s Employment Agreement, discussed above.

The Bank will receive the remainder of death benefits payable under the group term carve-out split dollar insurance. The Bank expects to recover in full the premium paid by it from the Bank’s portion of the death benefits, or upon the cancellation or purchase of the policies by the executives. The death benefit payable to an executive’s beneficiary is payable directly by the insurance company to the named beneficiary. As a consequence, the Bank has no benefit obligation to the participants in the executive group term carve-out split dollar life insurance plan.

The Board believes that the bank-owned life insurance used to finance the director split-dollar insurance agreements, the salary continuation agreement for the benefit of the CEO, discussed below, and the group term carve-out insurance program established for executive officers allows the Bank to implement in a cost-effective manner compensation programs that serve the vital purpose of attracting, retaining, and rewarding valued director and executive officer service.

EMPLOYEE BENEFIT PLANS

Savings and Protection Plan

The Bank’s Savings and Protection Plan includes a Safe Harbor 401(k) Savings Retirement Plan covering all eligible employees. In 2005 employee participants were eligible to contribute up to 15% of their salaries, up to a contribution limit of $14,000, and employee participants age 50 or over by the end of 2004 were eligible to contribute additional “catch-up” contributions up to $4,000. The Bank provides matching contributions of 100% on the first 3% and 50% of the next 2% of an employee's salary contribution. If an employee elects to contribute greater than 5% of his or her salary, the Bank's match is capped at 100% of the first 3% and 50% of the next 2% of the employee's salary. The Bank's matching contribution for the year ended December 31, 2005, was $201,000. All contributions under the 401K are vested when made, except to the extent adjustment may be necessary to comply with applicable allocation restrictions that apply to 401K plans generally.

    The Bank’s Savings and Protection Plan also includes a non-contributory Profit-Sharing Plan that benefits all full-time employees and follows the same eligibility requirements contained in the Bank's Pension Plan. Contributions to the Profit-Sharing Plan are determined annually by the Board of Directors of the Bank on a discretionary basis. No contributions were made to the Profit-Sharing Plan for the year ended December 31, 2005.  The Board of Directors of the Bank reviews the structure of the Savings and Protection Plan annually, and makes whatever adjustments it deems appropriate. The Bank has no long-term agreement or commitment to maintain the Savings and Protection Plan.

Salary Continuation and Split Dollar Agreement

The Bank has entered into Salary Continuation Agreements with Mr. Wiatr and Mr. Shannon and two other Bank executive officers. The agreements are intended to provide each executive with a fixed annual benefit for 15 years for retirement on or after the normal retirement age of 65.

The Salary Continuation Agreements provide for reduced benefits in the case of early termination or in the case of termination due to disability. Benefits under the Salary Continuation Agreement are also payable if NewMil experiences a change in control, payable in a lump sum within three days after the change in control. The Salary Continuation Agreements use the same definition of "change in control" as used in Mr. Wiatr's Employment Agreement.

Like Mr. Wiatr’s employment agreement discussed above, Mr. Wiatr’s Salary Continuation Agreement also provides for payment of a tax gross-up benefit if Mr. Wiatr’s benefits on account of a change in control are subject to excise taxes under sections 280G and 4999 of the Code. The Bank has also agreed to pay legal fees incurred by each officer associated with the interpretation, enforcement, or defense of his or her rights under the Salary Continuation Agreement, up to a maximum of $500,000 and $150,000 for Mr. Wiatr and Mr. Shannon, respectively.

Effective January 1, 2002, the Bank purchased insurance policies on the lives of four executive officers, making a single premium payment of $4.34 million. The premium amounts are not reflected in the Summary Compensation Table. If either of Mr. Wiatr or Mr. Shannon dies in active employment with the Bank, his beneficiaries will be entitled to a death benefit under a split dollar agreement entered into at the same time the Salary Continuation Agreement was entered into, but no benefits will be payable under the Salary Continuation Agreement. Once either of Mr. Wiatr or Mr. Shannon terminates employment with the Bank, however, he will be entitled to benefits solely under the Salary Continuation Agreement, and no benefits will be payable to his beneficiaries under the split dollar agreement when he dies. If the executive dies before the normal retirement age but in active service to the Bank, his or her beneficiaries will receive a life insurance death benefit in a fixed amount equivalent to his account balance that would be maintained by the Bank as of the executive’s normal retirement age. The Bank is entitled to any insurance policy death benefits remaining after payment to the executive’s beneficiary(ies). The Bank expects to recover the premium in full from its portion of the policies’ death benefits. The Bank purchased the policies as a source of funds for the Salary Continuation Agreement obligations arising out of each executive’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the Salary Continuation Agreements, the executives’ contractual entitlements under the Salary Continuation Agreements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the executive’s termination of employment.

The following table shows benefits payable under the Salary Continuation Agreements to Mr. Wiatr and Mr. Shannon.

	Annual benefit payable under the Salary Continuation Agreement for 15 years for
Named executive office	disability occurring in 2005 - benefit payable at normal retirement age (1)	early termination occurring in 2005- benefit payable at normal retirement age (1)	retirement on or after normal retirement age 65 (2)	Lump sum payable on 12/31/05 after a change in control occurring in 2006	Life insurance death benefit if the executive dies in 2005

Francis J. Wiatr	$70,021	$70,021	$158,000	$1,618,808(3)	$1,429,211

Terrence J. Shannon	$28,417	$28,417	$ 30,000	$ 307,369(4)	$ 271,369

(1)
Early termination and disability benefits are payable if employment terminates before the normal retirement age. Early termination and disability benefit amounts increase for each year of service up to the normal retirement age of 65.

(2)	Mr. Wiatr and Mr. Shannon will reach the normal retirement age of 65 in 2015 and 2006, respectively.
(3)
For a change in control occurring on or before April 30, 2006, the lump sum benefit is determined by taking Mr. Wiatr’s normal retirement age accrual balance and discounting that sum back to Mr. Wiatr’s current age as if he had an additional 108 months of service and 108 additional months of age on the date of the Change in Control at a 4% discount rate. For a Change in Control occurring on or after May 1, 2006 through the normal retirement date, the lump sum benefit is the normal retirement age accrual balance. The change-in-control lump sum benefit is payable within three days after the change in control. The amount shown assumes a change in control occurs in 2006. The CEO’s employment agreement and Salary Continuation Agreement also provide for an additional tax gross-up payment if the total payments and benefits due as a result of a change in control exceed the limits under section 280G of the Code. The gross-up feature is discussed in the description of Mr. Wiatr’s employment agreement. The figures in the table above do not include any tax gross-up payments.

(4)
The change-in-control lump sum benefit is the normal retirement age accrual balance. The change-in-control lump sum benefit is payable within three days after the change in control. The amount shown assumes a change in control occurs in 2006 and that Mr. Shannon’s employment is terminated immediately thereafter.

Salary and Benefits Committee Interlocks and Insider Participation

The members of the Salary and Benefits Committee for the year ended December 31, 2005 were Kevin L. Dumas, Laurie G. Gonthier, Suzanne L. Powers and Mary C. Williams, with Ms. Williams as Chair. No Salary and Benefits Committee member was, during 2005 or at any time prior thereto, an officer or employee of NewMil or its subsidiaries. Additionally, there were no Salary and Benefits Committee "interlocks" during 2005, which generally means that no executive officer of NewMil served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Salary and Benefits Committee.

SALARY AND BENEFITS COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Salary and Benefits Committee of the Board of Directors consists of four non-employee directors. The members of the Salary and Benefits Committee currently are Kevin L. Dumas, Laurie G. Gonthier, Suzanne L. Powers and Mary C. Williams, with Ms. Williams as Chair. All of the Committee members are "independent" as defined by NASDAQ rules.

The Salary and Benefits Committee uses industry salary surveys as a guide for the compensation ranges in effect for executive management. All compensation programs that are in effect for senior managers are reviewed including base pay and performance bonus ranges, stock option grants, and change-of-control and retirement plans.

In this exercise NewMil Bank compares itself to publicly traded peer group banks both at the national and regional level and as a result the Salary and Benefits Committee has another tool to measure the appropriateness of executive compensation in all forms and can be assured that it has examined it in a fashion that is closely aligned with the performance objectives of the position and ultimately shareholder interests.

The Salary and Benefits Committee makes decisions on compensation for executive officers. Because the business of NewMil consists of the business of the Bank, no separate cash compensation is paid to the executive officers of NewMil. Except for Mr. Wiatr, who participated in discussions concerning Ms. Pacocha's compensation, no other members of the Committee who participated in these decisions are employed by NewMil or the Bank, neither do any of these members have an interlocking relationship with a compensation committee of another entity, nor do they participate in any of NewMil's or Bank's executive compensation plans.

In addition, the Salary and Benefits Committee, none of whose members are employees of NewMil or the Bank, makes recommendations to the Board of Directors concerning the grant of stock options pursuant to the Employee Plan to employees, including director and non-director executive employees. Based on these recommendations, the Board of Directors makes decisions regarding the grant of any such options (with Mr. Wiatr and Ms. Pacocha not participating in decisions concerning themselves). This Committee also makes recommendations to the Board of Directors on compensation for other officers and employees and on other benefit plans for employees of NewMil and the Bank.

In addition to these considerations described above, the Committee considers NewMil's and the Bank's performance, the accomplishment of business objectives, and the individual's contribution to earnings and shareholder value in setting senior officer compensation levels. The three principal components of executive officers' compensation are salary, performance cash bonuses, and stock options. The Committee considers granting bonuses only when it determines that performance is meritorious and exceptional, and only after consideration of such factors as the Bank's performance for such year compared to prior years, and the time and effort exerted by management. These decisions are made on a judgmental basis, and not according to a specific formula. NewMil's CEO, Mr. Wiatr, received a salary of $400,000 during the year ended December 31, 2005, the same salary paid to him in 2004. A performance bonus of $115,000 was paid to Mr. Wiatr for the year ended December 31, 2005, an increase from the bonus of $100,000 paid in 2004, based on the Bank's profitability and the satisfaction of other Committee approved goals and objectives.  The Committee chose to recognize meritorious performance by Mr. McMahon, Mr. Starbuck, Mr. Shannon and Mr. Baker in the year ended December 31, 2005, by awarding performance bonuses as reflected in the Summary Compensation Table.

Internal Revenue Code Section 162(m)

    In 1993, the Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring NewMil's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code.

Salary and Benefits Committee of NewMil and NewMil Bank

Kevin L. Dumas
Suzanne L. Powers
Laurie G. Gonthier
Mary C. Williams

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Federal law and regulation generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

Directors, officers and employees of NewMil and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. NewMil believes that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

During the year ended December 31, 2005, the Bank and the Bank's Pension Plan and Profit-Sharing Plan paid UBS Financial Services fees or commissions for investment services. Some of the commissions that were paid to UBS Financial Services were earned by Director Laurie G. Gonthier, a Vice President of Marketing for UBS Financial Services in Middlebury, Connecticut. The commissions paid to Laurie G. Gonthier did not exceed $60,000 on an annualized basis.

PERFORMANCE GRAPH

The following graph compares over the last five years the cumulative total shareholder return on NewMil's Common Stock, based on the market price of NewMil's Common Stock, with the cumulative total return of companies on the S&P 500 Index and the reported total return of companies on the SNL New England Thrift Index. The return values were calculated based on cumulative total return values assuming reinvestment of dividends. The graph assumes a $100 investment on December 31, 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS
DIRECTOR NOMINEES.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal 2)

The Audit Committee has appointed the firm of PricewaterhouseCoopers, LLP to continue as independent registered public accountants for NewMil for the year ending December 31, 2006, subject to ratification of the appointment by NewMil's shareholders. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers, LLP, independent registered public accountants, to audit the financial statements of NewMil for the year ending December 31, 2006 No determination has been made as to what action the Board of Directors would take if NewMil's shareholders do not ratify the appointment.

    Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers, LLP as NewMil's independent registered public accountants for the year ending December 31, 2006.

    Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS NEWMIL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2006.

OTHER MATTERS
(Proposal 3)

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal which a NewMil shareholder wishes to have included in NewMil's Proxy Statement and form of proxy relating to NewMil's 2007 Annual Meeting of Shareholders under Rule 14a-8 of the Exchange Act must be received by NewMil's Secretary at 19 Main Street, P.O. Box 600, New Milford, Connecticut 06776 by November 17, 2006. Nothing in this paragraph shall be deemed to require NewMil to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the rules and regulations of the SEC in effect at the time.

ANNUAL REPORT

A copy of NewMil’s 2005 Annual Report to Shareholders accompanies this Proxy Statement which is not a part of the proxy solicitation materials.

By order of the Board of Directors

/s/ Francis J. Wiatr

Francis J. Wiatr
Chairman, President and Chief Executive Officer

New Milford, Connecticut
March 24, 2006

Proof #2

0

PROXY PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NEWMIL BANCORP, INC.

19 Main Street
New Milford, Connecticut 06776

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2006 ANNUAL MEETING OF SHAREHOLDERS -- APRIL 26, 2006

The undersigned shareholder of NewMil Bancorp, Inc. hereby appoints Joseph Carlson II and Paul N. Jaber and each of them the proxies of the undersigned with full power of substitution to vote all the shares of NewMil Bancorp, Inc. held of record by the undersigned on March 6, 2006, at the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley Country Club, in New Milford, Connecticut, at 9:30 a.m. on Wednesday, April 26, 2006, and at any adjournment(s) thereof, with all the powers which the undersigned would have if personally present, hereby revoking any proxy theretofore given. A majority of said proxies or their substitutes who attend the meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR" all nominees for Director and "FOR" proposal 2. If any other business is properly presented at this Annual Meeting, or any adjournment(s) thereof, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

14475

ANNUAL MEETING OF SHAREHOLDERS OF

NEWMIL BANCORP, INC.

April 26, 2006

Proof #2

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Herbert E. Bullock
- ○ Kevin L. Dumas
- ○ John J. Otto
- ○ Francis J. Wiatr

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors for the year ending December 31, 2006.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.